                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant /X/
Filed by a party other than the registrant /_/


Check the appropriate box:
/X/   Preliminary proxy statement
/_/ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
/_/ Definitive proxy statement
/_/   Definitive additional materials
/_/   Soliciting material pursuant to ss.240.14a-12


                             Pulaski Financial Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:
                N/A
--------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transactions applies:

                N/A
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                N/A
--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:
                N/A
--------------------------------------------------------------------------------

(5)   Total fee paid:
                N/A
--------------------------------------------------------------------------------

/_/   Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                N/A
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                N/A
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(3) Filing Party:
                N/A
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(4) Date Filed:
                N/A
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











                              December 29, 2003




Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Pulaski Financial Corp. The meeting will be held at the St. Louis Art Museum, 1 Fine Arts Drive, Forest Park, St. Louis, Missouri (rear entrance) on Wednesday, January 28, 2004 at 2:00 p.m., local time.

      The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

      It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote via the Internet, by phone or by completing and mailing the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.

      We look forward to seeing you at the meeting.

                                    Sincerely,



                                    William A. Donius
                                    Chairman of the Board,
                                    President and Chief Executive Officer

                            PULASKI FINANCIAL CORP.
                             12300 OLIVE BOULEVARD
                           ST. LOUIS, MISSOURI 63141
                                (314) 878-2210
--------------------------------------------------------------------------------


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------


      On Wednesday, January 28, 2004, Pulaski Financial Corp. (the "Company") will hold its annual meeting of stockholders at the St. Louis Art Museum, 1 Fine Arts Drive, Forest Park, St. Louis, Missouri (rear entrance). The meeting will begin at 2:00 p.m., local time. At the meeting, stockholders will consider and act on the following:

      1.    The election of two directors to serve for a term of three years;

      2. The approval of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of common stock;

      3. The approval of the amendment of the Pulaski Financial Corp. 2002 Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 150,000;

      4. The ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending September 30, 2004; and

      5.    Such other business that may properly come before the meeting.

      NOTE: The Board of Directors is not aware of any other business to come before the meeting.

      Stockholders of record at the close of business on December 8, 2003 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

      Please either vote via the Internet, by telephone or by completing and signing the enclosed form of proxy and mailing it promptly in the enclosed envelope. Your proxy will not be used if you attend the meeting and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Christine A. Munro
                                    Corporate Secretary

St. Louis, Missouri
December 29, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           PULASKI FINANCIAL CORP.
                      ----------------------------------

                               PROXY STATEMENT
                      ----------------------------------

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pulaski Financial Corp. ("Pulaski Financial" or the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Pulaski Bank. The annual meeting will be held at the St. Louis Art Museum, 1 Fine Arts Drive, Forest Park, St. Louis, Missouri (rear entrance), on Wednesday, January 28, 2004 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about December 29, 2003.

                          VOTING AND PROXY PROCEDURE

WHO CAN VOTE AT THE MEETING

      You are entitled to vote your Pulaski Financial common stock if the records of the Company show that you held your shares as of the close of business on December 8, 2003. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

      As of the close of business on December 8, 2003, a total of ___________ shares of Pulaski Financial common stock was outstanding. Each share of common stock has one vote. As provided in the Company's Articles of Incorporation, a record owner of the Company's common stock which is beneficially owned, either directly or indirectly, by a person who beneficially owns in excess of 10% of the Company's outstanding shares, is not entitled to vote any shares in excess of that 10% limit.

ATTENDING THE MEETING

      If you are a stockholder as of the close of business on December 8, 2003, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Pulaski Financial common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

VOTE REQUIRED

      The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote, constituting a quorum, is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

      In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees or withhold votes as to either nominee. There is no cumulative voting for the election of directors. Directors must be elected by an affirmative vote of a majority of the shares present in person or by proxy at the annual meeting. Votes that are withheld will have the same effect as a negative vote, while broker non-votes will have no effect on the outcome of the election.

      In voting on the proposal to amend to the Company's Articles of Incorporation to increase the number of authorized shares, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of the majority of the outstanding shares. Abstentions and broker non-votes will have the same effect as a negative vote.

      In voting to approve the amendment to the Pulaski Financial Corp. 2002 Stock Option Plan and to ratify the appointment of KPMG LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To be approved, these matters require the affirmative vote of a majority of the votes present in person or by proxy at the annual meeting. Abstentions will have the same effect as a negative vote, while broker non-votes will have no effect on the voting.

VOTING BY PROXY

      This proxy statement is being sent to you by the Board of Directors of Pulaski Financial for the purpose of requesting that you allow your shares of Pulaski Financial common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Pulaski Financial common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends that you vote:

      o     for each of the nominees for director;

      o for amendment of the Company's Articles of Incorporation increasing the number of authorized shares;

      o for adoption of the amendment to the Pulaski Financial Corp. 2002 Stock Option Plan; and

      o for ratification of the appointment of KPMG LLP as the Company's independent auditors.

      If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Pulaski Financial common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

      You may revoke your proxy at any time before the vote is taken at the meeting, regardless of whether you submitted your original proxy by mail, the Internet or telephone. To revoke your proxy you must either advise the secretary of the Company in writing before your Pulaski Financial common stock has been voted at the annual meeting, deliver a later dated proxy, vote by Internet or telephone or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

      If your Pulaski Financial common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

      Instead of voting by mailing a proxy card, registered stockholders can vote their shares of Company common stock over the Internet or by telephone. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet or telephone voting are set forth on the enclosed proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m., Eastern time, on January 27, 2004.

PARTICIPANTS IN PULASKI BANK'S ESOP OR 401(K) PLAN

      If you participate in the Pulaski Bank Employee Stock Ownership Plan (the "ESOP") or if you hold Pulaski Financial common stock through the Pulaski Bank Employees' Savings & Profit Sharing Plan (the "401(k) Plan") you will receive a vote authorization form for each plan that will reflect all shares that you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustee, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. Unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustee in the same proportion as shares for which the trustee has received voting instructions, subject to the exercise of its fiduciary duties. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of Pulaski Financial common stock credited to your account in the 401(k) Plan. The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as the instructions the trustee receives from participants. The deadline for returning your voting instructions to each plan's trustee is January 16, 2004.

                             CORPORATE GOVERNANCE

GENERAL

      The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company's operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

CODE OF BUSINESS CONDUCT

      The Company has adopted a Code of Business Conduct that is designed to ensure that the Company's directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Business Conduct requires that the Company's directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. Under the terms of the Code of Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct.

      As a mechanism to encourage compliance with the Code of Business Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Business Conduct.

                               STOCK OWNERSHIP

      The following table provides information as of December 8, 2003 with respect to persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.


                                                                    PERCENT OF
                                              NUMBER OF            COMMON STOCK
NAME AND ADDRESS                             SHARES OWNED          OUTSTANDING
---------------                          --------------------    --------------

Pulaski Bank Employee Stock Ownership Plan     431,093(1)
12300 Olive Boulevard
St. Louis, Missouri 63141

William A. Donius                              317,713(2)
Chairman, President and Chief Executive
   Officer
Pulaski Financial Corp.
12300 Olive Boulevard
St. Louis, Missouri 63141

Leon A. Felman                                 298,646(3)
25 West Brentmoor Park
Clayton, Missouri 63105

-----------------------------------------------
(1)Includes 125,222 shares that have not been allocated to participants' accounts. Under the terms of the ESOP, the ESOP trustee will vote unallocated shares and allocated shares for which no voting instructions are received in the same proportion as shares for which the ESOP trustee has received voting instructions from participants, subject to the exercise of its fiduciary duties.
(2)See table on following page for additional information regarding Mr. Donius' beneficial ownership of Company common stock.
(3)Based on information filed in a Schedule 13G with the U.S. Securities and Exchange Commission on February 13, 2002, as adjusted for the two-for-one split of the Company's common stock on July 22, 2003.

      The following table provides information about the shares of Pulaski Financial common stock that may be considered to be owned by each director or nominee for director of the Company, by those officers of the Company named in the Summary Compensation Table on page 7 and by all directors and executive officers of the Company as a group as of December 8, 2003. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.


                                                              Number of Shares
                                           Number of             That May be
                                          Shares Owned        Acquired Within          Percent of
                                      (excluding options)        60 Days by           Common Stock
            Name                            (1)(2)           Exercising Options      Outstanding(3)
----------------------------         ------------------     -------------------      --------------

E. Douglas Britt                          100,656                   -

William M. Corrigan, Jr.                    4,332                   -                      *

William A. Donius                         170,435(4)            147,278

Robert A. Ebel                            129,690                23,276

Thomas F. Hack                            100,650                28,190

Ramsey K. Hamadi                           13,011                33,300                    *

Timothy K. Reeves                           2,176(5)              4,656                    *

Christopher K. Reichert                    69,227                57,360

All Directors and Executive               592,143               300,358
   Officers as a group (9 persons)

----------------------------------------------
*Less than 1% of the shares outstanding
(1) Includes unvested shares of restricted stock held in trust as part of the Pulaski Financial Corp.
    2000 Stock-Based Incentive Plan, with respect to which the beneficial owner has voting but not investment power as follows: Messrs. Britt and Ebel--3,724 shares; Mr. Donius--21,413 shares;
    Mr. Hack--14,896 shares; Mr. Hamadi--400 shares; and Mr. Reichert--23,960 shares.
(2) Includes shares allocated to the account of the individuals under the Pulaski Bank Employee Stock
    Ownership Plan, with respect to each the individual has voting but not investment power as follows:
    Mr. Donius--18,123 shares; Mr. Hamadi--1,603 shares; and Mr. Reichert--6,682 shares.
(3) Based on ____________ shares of Company common stock outstanding and entitled to vote as of
    December 8, 2003, plus, for each person, the number of shares that such person may acquire within
    60 days by exercising stock options.
(4) Includes 5,000 shares held jointly with Mr. Donius' mother.
(5) Includes 98 shares held in a custodian account for each of Mr. Reeves' two daughters under which
    Mr. Reeves' spouse has voting and investment power and 1,980 shares held in a trust.


                      PROPOSAL 1 -- ELECTION OF DIRECTORS

      The Company's Board of Directors consists of six members. All of the current directors are independent under the current listing standards of the Nasdaq Stock Market, Inc., except for Messrs. William A. Donius and Thomas F. Hack. Mr. Donius is not independent because he is an employee of Pulaski Financial and Pulaski Bank. Mr. Hack is not independent because he receives a salary from Pulaski Financial and Pulaski Bank for his service as a consultant. Christopher K. Reichert, if elected to the Board of Directors, will not be independent because he is an employee of Pulaski Financial and

Pulaski Bank. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. Two directors will be elected at the annual meeting to serve for a three-year term or until their respective successors have been elected and qualified. The nominees for election this year are William M. Corrigan, Jr. and Mr. Reichert. Mr. Corrigan was appointed to the Boards of Directors of the Company and Pulaski Bank in October 2003 to fill the vacancy which resulted from the retirement of Edward J. Howenstein. Mr. Reichert is being nominated to replace Mr. Hack, who is retiring from the Board of Directors at the annual meeting.

      It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If either nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF BOTH OF THE NOMINEES.

      Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each nominee's biography is as of September 30, 2003. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of Pulaski Bank.

                      NOMINEES FOR ELECTION OF DIRECTORS

      The nominees standing for election are:

      WILLIAM M. CORRIGAN, JR. is a partner in the law firm of Armstrong Teasdale L.L.P. located in St. Louis, Missouri. Age 44. Director since 2003.

      CHRISTOPHER K. REICHERT joined Pulaski Bank in November 1999 as Senior Vice President of Lending before being named Executive Vice President in January 2001. Prior to joining Pulaski Bank, Mr. Reichert was Vice President of Mortgage Production at Mercantile Bank from 1997 to October 1999. Age 39.

                        DIRECTORS CONTINUING IN OFFICE

      The following directors have terms ending in 2005:

      WILLIAM A. DONIUS has served as President and Chief Executive Officer of Pulaski Bank since December 1, 1997. He previously served as Senior Vice President from February 1997 to December 1997, as Vice President from April 1995 to February 1997, and as Director of Marketing from July 1992 to April 1995. Mr. Donius is also Chairman of the Board of Directors of the Company and Pulaski Bank. Age 45. Director since 1997.

      ROBERT A. EBEL has served as Chairman of the Board of Universal Printing Co., a commercial printer in St. Louis, Missouri, since 1986. Mr. Ebel also was Chief Executive Officer of Universal Printing Co. from 1986 to 1995. Age 72. Director since 1979.

      The following directors have terms ending in 2006:

       E. DOUGLAS BRITT is a retired bank chief executive officer and a retired officer in the U.S. Air Force. Mr. Britt is the Chairman of the Company's Audit Committee. Age 76. Director since 1993.

      TIMOTHY K. REEVES is the president and owner of Keenan Properties, Inc., a commercial real estate brokerage and development firm. Age 44. Director since 2002.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The business of the Company and Pulaski Bank is conducted through meetings and activities of their Boards of Directors and their committees. During the fiscal year ended September 30, 2003, the Board of Directors of the Company held 11 meetings and the Board of Directors of Pulaski Bank held 12 meetings. No director attended fewer than 75% of the total meetings of the Boards of Directors and committees on which such director served.

      The Audit Committee currently consists of Directors Britt, Ebel and Reeves, all of whom the Board has determined are independent directors under current listing standards of the Nasdaq Stock Market, Inc. The board of directors has determined that Mr. Ebel is an "audit committee financial expert." Mr. Ebel is an independent director as defined by the applicable Securities and Exchange Commission regulations. The Audit Committee is responsible for developing and monitoring the Company's audit program. The Audit Committee selects the outside auditors and meets with them to discuss the results of the annual audit and any related matters. The Audit Committee also receives and reviews the reports and findings and other information presented to them by the Company's officers regarding financial reporting policies and practices. The Audit Committee met three times during the fiscal year ended September 30, 2003.

      The Compensation Committee, currently consisting of Directors Britt, Corrigan, Ebel and Reeves, all of whom are independent directors under current listing standards of the Nasdaq Stock Market, recommends annual salary levels for senior officers and compensation for members of the Board of Directors. The Compensation Committee met two times during the fiscal year ended September 30, 2003.

      The full Board of Directors acts as the Nominating Committee for the annual selection of management's nominees for election as directors. The Nominating Committee will accept and consider stockholder recommendations that are made pursuant to timely written notice to the secretary of the Company. All recommendations must include all information necessary for the Nominating Committee to fully review the qualifications and credentials of the candidates. The full Board of Directors met two times in its capacity as the Nominating Committee during the fiscal year ended September 30, 2003.

DIRECTORS' COMPENSATION

      Non-employee directors of Pulaski Financial receive a fee of $950 per month and $225 for each board meeting attended. Non-employee directors of Pulaski Financial also receive $325 for each audit committee attended and $225 for each other committee meeting attended. Each of the directors of Pulaski Financial also serves as a director of Pulaski Service Corporation, the wholly-owned subsidiary of Pulaski Bank. In this capacity, they receive $200 for each Pulaski Service Corporation meeting attended. No separate fees are paid for service on Pulaski Bank's Board of Directors.

        PROPOSAL 2 - AMENDMENT TO COMPANY'S ARTICLES OF INCORPORATION
                  INCREASING THE NUMBER OF AUTHORIZED SHARES

      The Board of Directors unanimously approved, declared advisable, and recommends to the stockholders an amendment to the Articles of Incorporation to increase the number of shares of common stock authorized for issuance from 9,000,000 to 18,000,000. The Board of Directors believes that this proposal is in the best interest of the Company and its stockholders and recommends a vote "FOR" the proposed amendment.

      Article III, Section 3.1(a) of the Company's Articles of Incorporation states:

      "3.1 The Corporation shall have the authority to issue the following shares:

            (a)Nine million (9,000,000) shares shall be voting common stock with a par value of $.01 per share ("Common Stock")."

      The proposed amendment would change Article III, Section 3.1(a) of the Articles of Incorporation to increase the total number of authorized shares of common stock to eighteen million (18,000,000). The par value of the common stock will remain $0.01 per share. The proposed amendment is subject to the approval of the Company's stockholders.

PURPOSE OF AMENDMENT

      The Articles of Incorporation of the Company currently authorizes the issuance of up to 9,000,000 shares of common stock. As of the December 8, 2003 record date, the Company had _______________ shares of common stock outstanding, _______________ shares of common stock held in treasury, _______________ shares subject to outstanding stock options and ______________ shares subject to stock options available for issuance under existing option plans. While the Company currently does not have any plans to issue or reserve additional common stock (other than pursuant to various compensation and benefit plans), the Board of Directors considers the proposed increase in the number of authorized shares desirable as it would give the Board the necessary flexibility to issue common stock in connection with possible future stock dividends and splits, acquisitions, financing, employee benefits and for other general corporate purposes. Without an increase in the number of authorized shares of common stock, the number of available shares for issuance may be insufficient to consummate one or more of the above transactions.

      Approving an increase in the number of authorized shares at this time will enable the Company to take advantage of market conditions and favorable opportunities at the time one of the transactions described above occurs, without the expense and delay incidental to obtaining stockholder approval of an amendment to the Articles of Incorporation increasing the number of authorized shares, except as may be required by applicable law for a particular issuance. As a result, the Board is proposing an amendment of the Articles of Incorporation to increase the number of shares of common stock from 9,000,000 to 18,000,000, which would increase the authorized and unissued shares of common stock available for issuance from _________________ to ______________ shares. Authorized and unissued common stock may be issued from time to time for any purpose without further action of the stockholders, except as may be required by the Articles of Incorporation, applicable law, or the listing requirements for the Nasdaq Stock Market, on which the common stock is listed.

      Each share of common stock authorized for issuance has the same rights as, and is identical in all respects with, each other share of common stock. The newly authorized shares of common stock will not affect the rights, such as voting and liquidation rights, of the shares of common stock currently outstanding.

      Stockholders will not have preemptive rights to purchase any subsequently issued shares of common stock. The Company currently has no plans to issue the newly authorized shares of common stock.

      The ability of the Board of Directors to issue additional shares of common stock without additional stockholder approval may be deemed to have an anti-takeover effect because unissued shares of common stock could be issued by the Board of Directors in circumstances that may have the effect of deterring takeover bids. Because stockholders do not have preemptive rights under the Articles of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional shares of common stock are issued) be diluted by any such issuance. The Board of Directors does not intend to issue any additional shares of common stock except on terms that it deems to be in the best interests of the Company and its stockholders.

      THE BOARD OF DIRECTORS BELIEVES THAT THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND, CONSEQUENTLY, RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

          PROPOSAL 3 -- AMENDMENT OF THE PULASKI FINANCIAL CORP. 2002
                              STOCK OPTION PLAN

      The Company's stockholders are being asked to approve an amendment to the Pulaski Financial Corp. 2002 Stock Option Plan (the "2002 Plan") to increase by 150,000 the number of shares of Company common stock that the Company may issue pursuant to the exercise of stock options awarded under the 2002 Plan. The Company's Board of Directors adopted the amendment on November 19, 2003, subject to stockholder approval. The Company believes that an adequate reserve of shares available for issuance under the 2002 Plan is necessary to enable the Company to compete effectively with other financial institutions, to attract and retain key personnel and to secure the services of experienced and qualified persons as directors. At present, the Company has only _______ stock options available for issuance under its existing stock plans.

      The Company anticipates that, following the receipt of stockholder approval of the amendment to increase the number of shares available under the plan, it will, from time to time, award stock options to eligible directors, officers and other employees as part of the Company's overall compensation strategy. If the stockholders approve the amendment to the 2002 Plan, the Company intends to grant 10,000 stock options to William M. Corrigan, Jr., who was appointed to the Board of Directors in October 2003. The options will vest over a five-year period. Other than the grant to Mr. Corrigan, the Company has not made any specific determinations regarding the persons eligible to receive awards, the size of awards or the terms of awards.

General

      The 2002 Plan authorizes the granting of options to purchase common stock of the Company. Prior to the proposed amendment, 350,000 shares (as adjusted for the two-for-one split of the Company's common stock on July 22, 2003) of Company common stock were authorized for issuance under the 2002 Plan. If the proposed amendment is approved by the stockholders, an additional 150,000 shares will be reserved, bringing the total to 500,000 shares. As of December 8, 2003, ________ shares of Company common stock had been issued under the plan pursuant to the exercise of stock options, ________ shares were subject to outstanding options granted under the 2002 Plan and ________ shares were available for additional stock option grants.

SUMMARY OF THE PLAN

      TYPE OF STOCK OPTION GRANTS AND PARTICIPANTS. The 2002 Plan provides for the grant of non-statutory stock options to employees and non-employee directors of the Company and its affiliates and for the grant of incentive stock options to employees.

      AVAILABLE SHARES OF COMMON STOCK. The shares authorized for issuance under the 2002 Plan may come from either authorized but unissued shares or shares held in treasury.

      AMENDMENT OF THE PLAN. The Board of Directors has the authority to amend or terminate the 2002 Plan, provided such action does not adversely affect any option previously granted under the 2002 Plan. The stockholders, however, must approve any amendment that would materially: (1) increase the benefits accruing to participants under the plan; (2) increase the total number of shares that may be issued under the 2002 Plan; or (3) modify the eligibility requirements.

      ADMINISTRATION OF PLAN AND GRANTS OF STOCK OPTIONS. The 2002 plan is administered by a committee of the Board of Directors of the Company. The committee has the power to decide: (1) who will be granted options; (2) the number of shares underlying each option; (3) the date or dates when each option will vest in whole or in part and the terms and conditions of vesting; and (4) any other terms and conditions subject to an option, so long as those other terms and conditions are not inconsistent with the 2002 Plan. The committee's determinations and interpretations of the 2002 plan and the options granted under the 2002 Plan are final and binding upon all 2002 Plan participants. All options granted under the 2002 Plan will be granted at 100% of the fair market value of the Company's common stock on the date of grant. No option shall have a term of longer than ten years from the date of grant.

      EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE. Unless otherwise determined by the Committee, upon termination of an option holder's services for any reason other than death, disability, retirement or termination for cause, all then exercisable options will remain exercisable for three months following termination and all unexercisable options will be canceled. If an option holder dies or become disabled, all unexercisable options held by the option holder will become fully exercisable and all exercisable options will remain exercisable for two years following termination. In the event of a change in control, all unvested options become vested and remain vested for the term of the option. In the event of termination for cause, all exercisable and unexercisable options held by the option holder will be canceled. Unless otherwise determined by the Committee, in the event of a participant's retirement, the participant may exercise only those stock options that were immediately exercisable by the participant at the date of retirement and only for a period of one year from the date of retirement or, if sooner, until the expiration of the term of the stock option.

      EFFECT OF A CHANGE IN CONTROL. The 2002 Plan provides that if a change in control (as defined in the 2002 Plan) occurs, regardless of an optionee's termination of employment or service, all outstanding options will become and remain immediately exercisable for the full term of the options.

      TRANSFERABILITY. The 2002 Plan generally does not allow for the transfer of options, except if specified in a written will of an optionee or by the laws of descent and distribution. However, under limited circumstances, non-statutory stock options may be transferred for valid estate planning purposes.

      CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following brief description of the tax consequences of stock option grants under the 2002 Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

      The grant of a non-statutory stock option is not a taxable event. However, upon the exercise of a non-statutory stock option, an optionee will recognize ordinary income equal to the difference between the option exercise price and the fair market value of the Company common stock on the date of exercise, multiplied by the number of shares purchased upon exercise of the option. The Company will receive a tax deduction equal to the ordinary income recognized by the optionee. Employees exercising non- statutory stock options are subject to federal, state and local (if any) tax withholding on the option income. Outside Directors are not subject to tax withholding.

      The grant of an incentive stock option is not a taxable event, nor is the exercise of an incentive stock option, if an optionee does not dispose of the common stock acquired upon exercise for a period of two years from the date of grant or one year following the date of exercise. If the optionee disposes of the shares prior to the expiration of the required holding periods, the optionee will have a disqualifying disposition and will recognize ordinary income equal to the difference between the option exercise price and the fair market value of the Company common stock on the date of exercise, multiplied by the number of shares purchased upon exercise of the option. In such a case, the Company will receive a tax deduction equal to the ordinary income recognized by the optionee. Currently the Internal Revenue Service does not require tax withholding on disqualifying dispositions.

EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth information about Company common stock that may be issued upon exercise of options, warrants and rights under all of the Company's equity compensation plans as of September 30, 2003.


                            NUMBER OF SECURITIES                                      NUMBER OF SECURITIES REMAINING
                             TO BE ISSUED UPON              WEIGHTED-AVERAGE          AVAILABLE FOR FUTURE ISSUANCE
                          EXERCISE OF OUTSTANDING           EXERCISE PRICE OF           UNDER EQUITY COMPENSATION
                           OPTIONS, WARRANTS AND           OUTSTANDING OPTIONS,        PLANS (EXCLUDING SECURITIES
                                  RIGHTS                   WARRANTS AND RIGHTS          REFLECTED IN COLUMN (A))

   PLAN CATEGORY                    (A)                            (B)                             (C)
------------------         ---------------------          ----------------------         -----------------------
EQUITY COMPENSATION
PLANS APPROVED BY
SECURITYHOLDERS                   669,606                         $6.80                          10,178

EQUITY COMPENSATION
PLANS NOT APPROVED BY
SECURITYHOLDERS                    60,510                         7.06                             --

TOTAL                             730,116                         6.82                           10,178


      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PULASKI FINANCIAL CORP. 2002 STOCK OPTION PLAN.

                      PROPOSAL 4 - INDEPENDENT AUDITORS

      For the fiscal year ended September 30, 2002, the Company's consolidated financial statements were audited by Ernst & Young LLP. On May 23, 2003, the Company dismissed the former accountants and engaged KPMG LLP, which continues as the independent auditors of the Company. The decision to change auditors was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors on May 23, 2003.

      For the fiscal year ended September 30, 2002 and up to the date of the replacement of the Company's former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The independent auditor's report on the consolidated financial statements for the fiscal year ended September 30, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      The Board of Directors has appointed KPMG LLP to be its independent auditors for the 2004 fiscal year, subject to ratification by stockholders. A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

      If the ratification of the appointment of the auditors is not accepted by a majority of the votes present, in person or represented by proxy, at the annual meeting, other independent auditors will be considered by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

      The following table sets forth the fees billed to the Company for the fiscal year ending September 30, 2003. The amounts include fees billed for services performed by Ernst & Young LLP for the period between October 1, 2002 and May 23, 2003 and for the services performed by KPMG LLP for the period between May 23, 2003 and September 30, 2003.



        Audit Fees........................     $86,000

        Financial information and systems
        design and implementation fees..          --

        All other fees*...................      28,310

        --------------------------
        *Includes $22,550 for tax-related services and $5,760 for
        audit-related fees with respect to services performed in
        connection with the sale of a loan portfolio and the
        acquisition of a branch.

      The Audit Committee believes that the provision of non-audit services by KPMG LLP are compatible with maintaining KPMG LLP's independence.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following information is furnished for the chief executive officer and the four other highest paid executive officers who received salary and bonus of $100,000 or more during the year ended September 30, 2003. The table does not include certain additional benefits, the aggregate amounts of which do not exceed the lesser of $50,000 or 10% of salary and bonus for the named executive officers.

                                                                  LONG-TERM COMPENSATION
                                        ANNUAL COMPENSATION                AWARDS
                                   ----------------------------  ---------------------------
                                                                                 SECURITIES
                                                                   RESTRICTED    UNDERLYING
                                                                  STOCK AWARDS  OPTIONS/SARS      ALL OTHER
    NAME AND POSITION              YEAR      SALARY      BONUS      ($)(1)         (#)(2)      COMPENSATION (3)
-------------------------          ----     --------     ------    -----------  ------------  ------------------

William A. Donius...............   2003     $225,017    $240,000    $   --           --          $32,895
   Chief Executive Officer,        2002      187,450     120,000        --         35,000         20,591
   President and Chairman          2001      172,292      85,000        --           --           90,127
   of the Board


Christopher K. Reichert.........   2003     $161,923    $150,000    $   --           --          $31,100
   Executive Vice President        2002      135,385      70,000        --         35,000         17,914
                                   2001       95,308      45,000     130,340       38,792         25,399

Ramsey K. Hamadi................   2003     $106,654    $ 50,000    $   --           --          $17,924
   Chief Financial Officer         2002       84,000      25,000        --         21,000          6,404
                                   2001       65,538       5,000        --         60,000            323

-------------------------------------
(1)  The number and value of all unvested shares of restricted stock held by each named executive officer as of September 30, 2003 is as follows:


                              NUMBER OF         VALUE OF
                           UNVESTED SHARES    UNVESTED SHARES
                           ----------------   ---------------
Mr. Donius...........           21,413          $313,486
Mr. Reichert.........           23,960           350,774
Mr. Hamadi...........              400             5,856

(2)The number of securities underlying options has been adjusted to reflect the two-for-one split of the Company's common stock on July 22, 2003.
(3)Represents ESOP allocations with a market value of $28,577, $28,577 and $15,839 for Mr. Donius, Mr.
   Reichert, and Mr. Hamadi, respectively.  Also includes employer contributions to the 401(k) plan of $4,318,
   $2,523 and $2,085 for Mr. Donius, Mr. Reichert and Mr. Hamadi, respectively.

Employment Agreements

      The Company and Pulaski Bank each currently maintain a three-year employment agreement with Mr. Donius. The term of the Company employment agreement is extended daily unless written notice of non-renewal is given by the Board of Directors. The term of the Pulaski Bank employment agreement is renewable annually. The employment agreements provide for a base salary of $191,000, subject to increase. In addition to base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel.

      The employment agreements provide for termination by the Company and Pulaski Bank for cause, as defined in the employment agreements, at any time. If the Company or Pulaski Bank chooses to terminate Mr. Donius' employment for reasons other than for cause, or if Mr. Donius resigns from the Company or Pulaski Bank after specified circumstances that would constitute constructive termination, Mr. Donius or, if he dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to him for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Company and Pulaski Bank during the remaining term of the employment agreement. The Company and Pulaski Bank would also continue and/or pay for Mr. Donius' life, health, medical, dental and disability coverage for the remaining term of the employment agreement. Upon Mr. Donius' termination for reasons other than a change in control, Mr. Donius must comply with a one year non-competition agreement.

      Under the employment agreements, if voluntary or involuntary termination follows a change in control of the Company or Pulaski Bank, Mr. Donius or, if he dies, his beneficiary, would be entitled to a severance payment equal of three times the average of the three (or five in the case of the Bank employment agreement) preceding taxable years' annual compensation. The Company and Pulaski Bank would also continue Mr. Donius' life, health, and disability coverage for thirty-six months. Even though both the Company and Pulaski Bank employment agreements provide for a severance payment if a change in control occurs, Mr. Donius would not receive duplicative payments or benefits under the agreements. Under the Company employment agreement, Mr. Donius would also be entitled to receive an additional tax indemnification payment if payments under the employment agreements or other payments triggered liability under the Internal Revenue Code as an excise tax on payments constituting "excess parachute payments." Under applicable law, the excise tax is triggered by the executive's receipt of payments that are contingent on a change in control (as defined in the agreements) that equal or exceed three times the executive's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive's average compensation over the preceding five-year period. The indemnification payment provides the executive with a net amount sufficient to pay the excise tax.

RETIREMENT PLAN

      Effective October 1, 2002, Pulaski Bank withdrew from participation in the Financial Institutions Retirement Fund, a multi-employer defined benefit pension plan. Pulaski Bank's withdrawal from the Financial Institutions Retirement Fund will not impact the benefits accrued by participants prior to October 1, 2002. The following table indicates the annual retirement benefits that would be payable upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are presently limited to $165,000 per year and annual compensation for calculation purposes is limited to $205,000 per year for the 2003 calendar year.






   HIGHEST FIVE                     YEARS OF SERVICE
   YEAR AVERAGE  -------------------------------------------------------
   COMPENSATION      15         20          25         30         35+
   ------------  ---------  ---------   ---------  ---------  ----------
      $100,000     22,250     30,000      37,500     45,000      52,500
       120,000     27,000     36,000      45,000     54,000      63,000
       140,000     31,500     42,000      52,500     63,000      73,500
       160,000     36,000     48,000      60,000     72,000      84,000
       180,000     40,500     54,000      67,500     81,000      94,500
       200,000     45,000     60,000      75,000     90,000     105,000
       220,000     45,000     60,000      75,000     90,000     105,000

      Benefits are based upon years of service and salary excluding bonuses, fees, commissions, etc. Employees terminating employment before they are fully vested will have benefits reduced accordingly based on the percentage they are vested. The following table shows the amount of credited service under the plan for each of the named executive officers as of September 30, 2002.


                      AMOUNT OF CREDITED SERVICE
                      -------------------------

Mr. Donius...........    10 years, 2 months
Mr. Reichert.........     2 years, 10 months
Mr. Hamadi...........     2 years, 3 months

      The normal retirement age is 65 and the early retirement age is between 45 and 65. Normal retirement benefits are equal to the sum of: (1) 1.5% multiplied by the years of service to Pulaski Bank and by the employees' average base salary for the five highest consecutive years preceding retirement up to the covered compensation level; and (2) 2% multiplied by the years of service to Pulaski Bank and by the employees' average base salary above the covered compensation level for the five highest consecutive years preceding retirement. If an employee elects early retirement, but defers the receipt of benefits until age 65, the formula for computation of early retirement benefits is the same as if the employee had retired at the normal retirement age. However, if the employee elects early retirement, benefits payable are equal to the benefits payable assuming retirement at age 65 reduced by applying an early retirement factor based on age and vesting service when payments begin. Payment may also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 will be increased by 0.8% for each month of deferment after age 65 (to a maximum increase of 48%).

      Upon retirement, the regular form of plan benefit is an annuity payable in equal monthly installments for the life of the employee. Optional annuity benefit forms may also be elected by the employee. Plan benefits are integrated with social security benefits.

FISCAL YEAR-END OPTION VALUES

      The following table provides certain information regarding the exercise of options during the past fiscal year and certain information with respect to the number of shares of Pulaski Financial common stock represented by outstanding options held by the named executive officers as of September 30, 2003.

                                                                     NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                             OPTIONS              IN-THE-MONEY OPTIONS
                                        SHARES                        AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)(1)
                                       ACQUIRED       VALUE       ---------------------------   ---------------------------
NAME                                ON EXERCISE(#)  REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                --------------  -----------   -----------   -------------   -----------   -------------

William A. Donius................         --         $   --         138,528         26,250       $1,374,706     $165,769
Christopher K. Reichert..........         --             --          28,680         53,180          254,031      438,674
Ramsey K. Hamadi.................       1,600          9,740         26,984         46,416          219,630      360,521

______________________________________
(1) Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on September
    30, 2003, less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.


      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK PERFORMANCE GRAPH AS WELL AS THE REPORT OF THE AUDIT COMMITTEE AFTER PROPOSAL 3 BELOW SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Chief Executive Officer and other executive officers of the Company and Pulaski Bank for the year ended September 30, 2003. Recommendations regarding all components of compensation paid to executive officers of the Company and Pulaski Bank are made by the Compensation Committee of the Company's Board of Directors and are approved by the Company's Board of Directors.

      COMPENSATION POLICIES AND PROCEDURES. The Compensation Committee reviews management's recommendations for compensation and benefits for officers and employees, including officers and employees of Pulaski Bank. The Compensation Committee recommends to the full Board of Directors an amount and composition of executive compensation to be paid to the executive officers, including the President and Chief Executive Officer. The Board of Directors reviews and considers such compensation recommendations.

      Management is faced continually with competitive and economic challenges. The Compensation Committee believes that, if the Company is to be successful, its compensation programs must be structured to attract and retain the highest quality employees available. The Company's executive compensation programs are intended to provide incentives that will reward managers for achieving superior levels of performance, which strengthen the Company and enhance stockholder value.

      The Compensation Committee annually reviews and evaluates base salary and bonuses for all executive officers, and in conducting such reviews places primary consideration upon the recommendations by the President and Chief Executive Officer, along with the rationale for such recommendations, with the exception of the compensation review of the President and Chief Executive Officer. The President and Chief Executive Officer does not participate in the Compensation Committee's decision as to his compensation package.

      To achieve the compensation objectives established by the Compensation Committee, the Company's executive compensation program consists of two main elements, base salary and bonus. In addition, executive officers participate in other benefit plans available to all employees, including the retirement plan, the Pulaski Bank Employee Stock Ownership Plan, the Company's stock-based incentive plans, the Pulaski Financial Corp. Annual Incentive Plan and the Pulaski Bank 401(k) Plan, and may be selected to participate in supplemental benefit plans.

      In establishing individual compensation levels, the Compensation Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance. No formula is used to determine an executive's salary. The Company's overall performance and the achievement of financial and business objectives are considered. Increases in compensation are recommended based on strong individual performance in relationship to Company and individual goals.

      BASE SALARIES. Salaries recommended by the Compensation Committee are intended to be consistent and competitive with the practices of comparable financial institutions and each executive's level of responsibility. The Compensation Committee utilized peer comparison survey data. Adjustments were made this year: (1) to reflect the performance of the Company, the executive and any increased responsibilities assumed by the executive; and (2) based on the peer comparison survey and the survey performed by an external consultant hired by the Committee.

      BONUS. Bonuses were paid on a subjective, discretionary basis at the end of the fiscal year based on the Company's overall performance. Specific factors include: return of equity; return on assets; efficiency ratio; stock price performance; and earnings improvement over the prior year. In addition, performance against the Company's strategic plan is measured. The Chief Executive Officer was invited to participate in the discussion about fiscal year bonuses for executives. He did not participate in any discussion related to his own bonus.

      CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of the Chief Executive Officer during 2003 consisted of the same elements as for other senior executives, including salary and bonus. In reviewing base salary, the Committee consulted the America's Community Bankers 2002 Compensation Survey and the 2003 Missouri Bankers' Association Mortgage Banking Compensation Survey. Particular focus was placed on the level of compensation paid to chief executive officers of depository institutions and their holding companies of comparable size and characteristics primarily in the Midwest region of the United States. The Committee observed that Mr. Donius' base compensation was commensurate with the survey information used for comparative purposes.

      Mr. Donius was paid a discretionary cash bonus of $240,000 for fiscal 2003. In determining an appropriate 2003 bonus for Mr. Donius, the committee considered his leadership of the Company and the continued success of the Company as demonstrated by, among other things, continued and sustained earnings growth, growth in retail banking fee income, strong mortgage revenue growth and progress on the Company's three-year strategic plan initiatives. In addition, the independent directors reviewed the cash bonuses paid to chief executive officers of similar institutions. The independent directors did not assign weights or rankings to any single performance factor but instead made subjective determinations based on a consideration of all the factors in the Company's business performance. The Committee observed that after Mr. Donius' base compensation was established, it was commensurate with the survey information used for comparative purposes.

      Compensation Committee of the Company consisting of:

            Robert A. Ebel, Chairman
            E. Douglas Britt
            Timothy K. Reeves

                            STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL Midwest Thrift Index. Total return assumes the reinvestment of all dividends. The graph presented represents Pulaski Bank's common stock until December 3, 1998, the date upon which Pulaski Bank's former mutual holding company was converted to stock form and the Company issued its common stock. The graph assumes $100 was invested at the close of business on September 30, 1998.



                              [GRAPHIC OMITTED]




                                           ---------------------------------------------------
                                           9/30/98  9/30/99  9/30/00  9/30/01  9/30/02  9/30/03
                                           -------  -------  -------  -------  -------   ------


Pulaski Financial Corp.................... $100.00  $ 86.78  $113.08  $178.98  $215.09  $356.02
The Nasdaq Index (U.S. Companies).........  100.00   162.62   217.87    89.20    70.04   107.27
SNL Midwest Thrift Index..................  100.00    97.68   106.68   136.71   157.89   224.60


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Pulaski Financial common stock during the fiscal year ended September 30, 2003, with the exception of one late report by each of Messrs. Donius and Reichert with regard to sale of stock to satisfy tax withholding obligations, one late report filed by Mr. Hamadi with regard to the exercise of stock options and one late report file by Lisa Simpson, Senior Vice President of Pulaski Bank, with regard to the awarding of stock options.

                         TRANSACTIONS WITH MANAGEMENT

      LOANS AND EXTENSIONS OF CREDIT. The Sarbanes-Oxley Act generally prohibits loans by Pulaski Bank to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Pulaski Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Pulaski Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

      OTHER TRANSACTIONS. Armstrong & Teasdale L.L.P., of which Mr. Corrigan is a partner, performs legal services for Pulaski Bank. For fiscal 2003, the amount of such services did not exceed five percent of Armstrong Teasdale's gross revenues for that firm's last full fiscal year.

                            AUDIT COMMITTEE REPORT


      The Audit Committee of the Board of Directors is responsible for developing and monitoring the Company's audit program. Additionally, the Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee also receives and reviews the reports and findings and other information presented to them by the Company's officers regarding financial reporting and practices. The Audit Committee is comprised of three directors, each of whom is independent under the National Association of Securities Dealers' listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A.

      The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the auditors concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the auditors the contents of such materials, the auditors' independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.

      The Audit Committee's responsibility is to monitor and review the Company's financial reporting process, including its system of internal controls and the preparation of consolidated financial statements. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent accountants are in fact "independent."

      Audit Committee of Company consisting of:

            E. Douglas Britt, Chairman
            Robert A. Ebel
            Timothy K. Reeves

                                 Miscellaneous

      The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

      The Company's Annual Report to Stockholders has been mailed to all persons who were stockholders as of the close of business on December 8, 2003. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

      A copy of the Company's Form 10-K for the fiscal year ended September 30, 2003 as filed with the Securities and Exchange Commission, will be furnished without charge to all persons who were stockholders as of the close of business on December 8, 2003 upon written request to Christine A. Munro, Corporate Secretary, Pulaski Financial Corp., 12300 Olive Boulevard, St. Louis, Missouri 63141.

             HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to that address. This practice, known as "householding," is designed to reduce the Company's printing and postage costs. Once you have received notice from your broker or the Company that they or it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement, please notify your broker or other holder of record if your shares are held in "street name" or the Company if you hold registered shares. You can notify the Company by contacting its transfer agent, Registrar and Transfer Company, either by phone at (800) 368-5948, by fax at (908) 497-2318, by e-mail at info@rtco.com or by mail at 10 Commerce Drive, Cranford, New Jersey 07016. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the same parties listed above.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

      Proposals that stockholders seek to have included in the proxy statement for the Company's next annual meeting must be received by the Company no later than August 31, 2003. If next year's annual meeting is held on a date more than 30 calendar days from January 27, 2005, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

      The Company's Bylaws provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 60 nor more than 90 days before the date of the meeting; provided that if less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Christine A. Munro
                                    Corporate Secretary


St. Louis, Missouri
December 29, 2003

                            PULASKI FINANCIAL CORP.

                        ANNUAL MEETING OF STOCKHOLDERS
                               January 28, 2004

      The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Pulaski Financial Corp. (the "Company"), consisting of the full board of directors, with full power of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the St. Louis Art Museum, 1 Fine Arts Drive, Forest Park, St. Louis, Missouri (rear entrance) on Wednesday, January 28, 2004 at 2:00 p.m., local time, and at any and all adjournments thereof, as follows:

                                                  VOTE        VOTE
                                                   FOR       WITHHELD

1. The election as director of the nominees
   listed below (except as marked to the           /__/        /__/
   contrary below).

   William M. Corrigan, Jr.
   Christopher K. Reichert

   INSTRUCTIONS:  TO WITHHOLD YOUR VOTE
   FOR ANY INDIVIDUAL NOMINEE, WRITE THE
   NOMINEE'S NAME ON THE LINE BELOW.

   --------------------------------------

                                                       FOR    AGAINST    ABSTAIN
                                                       ---    -------    -------

2. The approval of an amendment to the Company's
   Articles of Incorporation increasing the  number    /__/    /__/       /__/
   of authorized shares of common stock.

                                                       FOR    AGAINST    ABSTAIN
                                                       ---    -------    -------

3. The approval of the amendment to the Pulaski        /__/     /__/      /__/
   Financial Corp. 2002 Stock Option Plan.

                                                       FOR    AGAINST    ABSTAIN
                                                       ---    -------    -------

4. The ratification of KPMG LLP
   as independent auditors for the fiscal              /__/     /__/      /__/
   year ending September 30, 2004.

The Board of Directors recommends a vote "FOR" the listed proposals.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


      Should the undersigned be present and elect to vote in person at the meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

      The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2003 Annual Report to Stockholders.



Dated:
        -------------------, ---------


-------------------------                  -------------------------------------
SIGNATURE OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.